UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 23, 2010

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2010, Computer Task Group, Incorporated (“CTG”) entered into a Fourth Amendment to Loan Agreement with Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association, as lenders (the “Lenders”), and M&T, as issuer of letters of credit (the “Bank”) and as administrative agent for the Lenders and the Bank (the “Amendment”). The Amendment further amends the Loan Agreement, dated as of April 21, 2005, as previously amended, among the same parties (the “Loan Agreement”). The Loan Agreement provides the terms under which the Lenders have made available to CTG a revolving credit facility in the maximum principal amount of $35 million, including a sublimit of $10 million for letters of credit issued or to be issued by the Bank. Funds provided under the Loan Agreement have been or will be used by CTG to refinance prior indebtedness of CTG and for working capital, general corporate and acquisition purposes.

The following is a general summary of some of the principal terms of the Amendment. A copy of the Amendment is filed with this Form 8-K as Exhibit 10.1. The Amendment is a complex and detailed instrument, and the following summary is qualified in all respects by reference to the complete terms of the Amendment. Among other things, the Amendment:

(1)	Amends the Loan Agreement by (a) deleting the definitions of the following terms, which are no longer of relevance to the Loan Agreement: Availability Block Amount, Borrowing Base, Collateral, Eligible Accounts, Eligible Billed Accounts, Eligible Unbilled Accounts, Eligible Unbilled ISTG Accounts, IBM STG, IBM STG Contract, IBM STG Indebtedness, IBM STG Receivables, Pledge Agreement, Pledge Agreements, Security Agreements and Security Documents; and (b) changing the definition of “Revolving Credit Loan Maturity Date,” to extend the date by which Revolving Credit Loans made or to be made available from time to time under the Loan Agreement must be repaid (in the absence of an earlier acceleration thereof due to an event of default) from April 20, 2011 until April 21, 2014;

(2)	Amends in certain cases the Applicable Margin to be added to the Adjusted Base Rate or the LIBOR Rate, and the Commitment Fee Rate, which are applicable under the Loan Agreement to Revolving Credit Loans or to unused portions of the Revolving Credit Facility based upon CTG’s Actual Leverage Ratio from time to time;

(3)	Amends and restates certain financial covenants contained in the Loan Agreement that pertain to the Maximum Leverage Ratio and Minimum Tangible Net Worth;

(4)	Amends other provisions of the Loan Agreement to (a) increase the number of shares of its capital stock that CTG may repurchase through the amended Revolving Credit Loan Maturity Date and (b) increase the amounts applicable to permitted acquisitions;

(5)	Amends certain Schedules to the Loan Agreement; and

(6)	Amends the Loan Agreement and the other Loan Documents to generally terminate any provisions thereof granting any collateral security to M&T, for itself or as agent for the Lenders and the Bank, for obligations under the Loan Documents, with such obligations to continue under the terms thereof on an unsecured basis.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Fourth Amendment to Loan Agreement, dated as of December 23, 2010, among Computer Task Group, Incorporated, as borrower, Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association, as lenders (the “Lenders”), and M&T, as issuer of letters of credit (the “Bank”) and as administrative agent for the Lenders and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: December 23, 2010	By:	/S/ PETER P. RADETICH
	Name:	Peter P. Radetich
	Title:	Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Loan Agreement, dated as of December 23, 2010, among Computer Task Group, Incorporated, as borrower, Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association, as lenders (the “Lenders”), and M&T, as issuer of letters of credit (the “Bank”) and as administrative agent for the Lenders and the Bank.